Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of ChemoCentryx, Inc.

May 15, 2013
Date

HealthCap 1999, K.B. By its Sole General Partner, HealthCap 1999 GP AB	OFCO Club By Odlander, Fredrikson & Co AB, L.L.C., as a member and on behalf of all members, if any, of OFCO Club
By: /s/ Per Samuelsson

Print Name: Per Samuelsson	By: /s/ Per Samuelsson

Title: Partner	Print Name: Per Sameulsson

By: /s/ Jacob Gunterberg	Title: Partner

Print Name: Jacob Gunterberg	By: /s/ Jacob Gunterberg

Title: Partner	Print Name: Jacob Gunterberg

Title: Partner
HealthCap GbR By its Sole General Partner, HealthCap 1999 GmbH	OFCO Club III Sidefund By Odlander, Fredrikson & Co AB, L.L.C., as a member and on behalf of all members, if any, of OFCO Club III Sidefund

By: /s/ Jürgen Busch
Print Name: Jürgen Busch

Title: Director	By: /s/ Per Samuelsson

Print Name: Per Sameulsson
HealthCap III Sidefund, K.B. By its Sole General Partner, HealthCap III Sidefund GP AB
Title: Partner

By: /s/ Jacob Gunterberg
By: /s/ Per Samuelsson
Print Name: Jacob Gunterberg
Print Name: Per Samuelsson
Title: Partner
Title: Partner

By: /s/ Jacob Gunterberg

Print Name: Jacob Gunterberg

Title: Partner